INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement on Form S-8, of Taubman Centers, Inc., of our report dated May 26, 1999, appearing in this Annual Report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan for the year then ended December 31, 1998.



/s/ Deloitte & Touche LLP
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Detroit Michigan
June 25, 1999